May 7, 2009

Research Frontiers
Incorporated
240 Crossways Park Drive
Woodbury, New York 11797

Ladies and Gentlemen:

	I am General Counsel to Research Frontiers Incorporated, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), pertaining to the issuance by the Company from time to time, together or separately, and as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of up to 3,000,000 shares of common stock, par value $.0001 per share, of the Company (the "Common Stock") and/or warrants to purchase such Common Stock (the "Warrants") at prices and on terms to be determined by market conditions at the time of offering thereof.

	In so acting, I have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company's Restated Certificate of Incorporation (the "Certificate"), the resolutions to be adopted by the Board of Directors of the Company authorizing the filing of the Registration Statement and such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

	In such examination, I have assumed the
genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Company.

	Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

	1. When (a) the Registration Statement (including any post-effective amendments thereto) shall have become effective under the Act, (b) a Prospectus Supplement describing the offered securities shall have been filed with the Securities and Exchange Commission ("SEC") and (c) shares of Common
Stock shall have been duly authorized pursuant to adoption by the Board of Directors of the Company of one or more resolutions in form and content as required by applicable law, and issued and paid for as contemplated by the Registration Statement and the applicable Prospectus Supplement and by such resolution(s), and assuming that (i) the Company shall have sufficient authorized but unissued shares of Common Stock to so issue such shares of Common Stock, (ii) the terms of the shares as issued and delivered are as described in the Registration Statement and Prospectus Supplement, (iii) the shares as issued and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding on the Company and (iii) the shares as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or by any governmental or regulatory body having jurisdiction over the Company, such shares of Common Stock will be validly issued, fully paid and non-assessable.

	2. When (a) the Registration Statement (including any post-effective amendments thereto) shall have become effective under the Act, (b) a Prospectus Supplement describing the offered securities shall have been filed with the SEC, (c) one or more agreements setting forth the terms of the Warrants (the "Warrant Agreement") shall have been duly executed and delivered by the parties thereto, (d) the Board of Directors shall have taken all necessary corporate action in connection therewith, including, without limitation, approving the terms of the Warrants and reserving for issuance the shares of Common
Stock underlying the Warrants, (e) the Warrants shall have been executed and authenticated in accordance with the terms of the Warrant Agreement and (f) the Warrants shall have been issued, sold and delivered in the manner and for the consideration stated in the applicable Warrant Agreement approved by the Board of Directors, and assuming that (i) the terms of the Warrants as executed and delivered are as described in the Registration Statement and Prospectus Supplement, (ii) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding on the Company and (iii) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or by any governmental or regulatory body having jurisdiction over the Company, the Warrants will be legal, valid and binding obligations of the Company enforceable in accordance with their terms. The foregoing opinion is subject to the qualification that I express no opinion as to the following:
(i) the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, (ii) the effect of general principles of equity, including principles of commercial reasonableness, good faith and fair dealing
(regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) any rights to indemnification and contribution granted under any Warrant Agreement or otherwise in connection with the Warrants which may be void or limited by federal or state securities laws or public policy relating thereto. In addition, I express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief, jurisdiction or venue; (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iii) waivers of broadly or vaguely stated rights; (iv) provisions for exclusivity, election or accumulation of rights or remedies; (v) provisions authorizing or validating conclusive or discretionary determinations;
(vi) provisions for the payment of attorneys' fees where such payment is contrary to law or public policy; (vii) proxies, powers and trusts; (viii) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; and (ix) provisions for liquidated damages, monetary penalties or other economic remedies to the extent such provisions are deemed to constitute a penalty.

	To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, I assume for purposes of the opinions set forth herein that each other party to such Warrant Agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each such other party is duly qualified to engage in the activities contemplated by each Warrant Agreement to which it is a party; that each Warrant Agreement has been duly authorized, executed and delivered by such other party thereto and constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms; that each such other party is in compliance with all applicable laws and regulations relating thereto; and that each such other party has the requisite organizational and legal power and authority to perform its obligations under each Warrant Agreement to which it is a party.

	The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware, and the federal laws of the United States, and I express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

	The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Such opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without my prior written consent, except that I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus contained therein.

			Very truly yours,

			/s/ Joseph M. Harary

			Joseph M. Harary, General Counsel